Continental American Transportation, Inc.
                              495 Lovers Lane Road
                             Calhoun, Georgia 30701

                                November 25, 1996

VIA EDGAR AND OVERNIGHT DELIVERY

Securities and Exchange Commission
450 Fifth Street, N.W.
Stop 7-7
Washington, D.C. 20549

ATTENTION:  William L. Tolbert, Jr.
                    Assistant Director

                  RE: Continental American Transportation, Inc.
                      Amendment No. 1 to Registration Statement on Form S-3
                      File No. 333-8963

Dear Assistant Director Tolbert:

         Pursuant to your letter to Mr. Erik Bailey, Chief Financial Officer of Continental American Transportation, Inc. (the "Registrant"), dated July 31, 1996, the Registrant hereby requests that Amendment No. 1, filed herewith, to the Registration Statement filed on Form S-3 via EDGAR on July 26, 1996 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") be ordered effective at 10:00 AM on November 29, 1996.

         In connection with Registrant's request for acceleration of the effective date of the Registration Statement, Registrant hereby acknowledges the following: The disclosure in the Registration Statement, including the documents incorporated therein by reference, is the responsibility of the Registrant. The Registrant represents to the Commission that should the Commission or the staff acting pursuant to delegated authority, declare the Registration Statement effective, it does not foreclose the Commission from taking any action with respect to the Registration Statement and the Registrant represents that it will not assert this action as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States. The Registrant further acknowledges, that the action of the Commission or the staff, acting pursuant to delegated authority, in declaring the Registration Statement effective does not relieve the Registrant from its full responsibility for the adequacy and accuracy of the disclosures in the Registration Statement.

                                            Very truly yours,
                                            CONTINENTAL AMERICAN
                                            TRANSPORTATION, INC.

                                            By:  s/Timothy Holstein
                                                 Timothy Holstein, President

                                            By:  s/Erik Bailey
                                                  Erik Bailey
                                                  Chief Financial Officer

                                            By:  s/Brian Henninger
                                                  Brian Henninger, Secretary
catsec2.s-3

  As filed with the Securities and Exchange Commission on November 25, 1996
                                                Registration No. 333-8963
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           AMENDMENT NO. 1 to FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                    CONTINENTAL AMERICAN TRANSPORTATION, INC.
            (Exact name of Registrant as specified in its Charter )


        COLORADO                          4213                    84-1089599
(State or other jurisdiction       (Primary Standard           (I.R.S. Employer
of incorporation or organization)Classification Code Number) Identification No.)

                              495 Lovers Lane Road
                             Calhoun, Georgia 30701
                                 (706) 629-8682
               (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)



                      Erik Bailey, Chief Financial Officer
                    Continental American Transportation, Inc.
                              495 Lovers Lane Road
                             Calhoun, Georgia 30701
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             Joseph J. Tomasek, Esq.
                            75-77 North Bridge Street
                          Somerville, New Jersey 08876
                                  (908)429-0030


           Approximate date of commencement of the proposed sale to the public:

     From  time to time  after  this  registration statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                         Calculation of Registration Fee

Title of Each Class   Amount to         Proposed     Proposed        Amount of
of Securities to be   be Registered     Maximum      Maximum         Registra-
Registered                              Offering     Aggregate       tion Fee
                                        Price Per    Offering
                                        Share(1)      Price



Common Stock (2)   2,368,441 Shares     $7.50      $17,763,308       $6,125.00



Common Stock (3)     750,000 Shares     $7.50      $ 5,625,000       $1,940.00




(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g)(1), on the basis of the highest price at which the Warrant(s) may be exercised, i.e., $7.50 per share.

(2) Common Stock reserved for issuance upon exercise of the 20 Warrants, which have exercise prices ranging from $.25 to $7.50 to purchase 1,810,000 Common Shares which are exercisable from time to time, in whole or in part. The 20 Warrants are not being registered herein and are exercisable from time to time, in whole or in part, at any time during the period from June 28, 1996 through the 12-month period commencing upon the effective date of this Registration Statement with respect to 15 Warrants, and from November 28, 1996 through the last day of the thirty-six (36) month period beginning on the date this Registration Statement is declared effective by the Securities and Exchange Commission with respect to 1 Warrant. This number of Common Shares also includes 400,000 shares of Common Stock reserved for issuance upon the conversion of 400,000 shares of the Company's 10% Convertible Preferred Shares, 200,000 of which shares have been purchased and 200,000 of which shares the Company anticipates placing in the near future. The 200,000 10% Convertible Preferred Shares which have been sold may be converted into Common Stock after December 5, 1996. The conversion dates for the remaining 200,000 10% Convertible Preferred Shares will commence no sooner than the 41st day following their sale and placement. See "Convertible Shares" below.

(3) Common Stock to be registered on behalf of the Selling Securityholders, Herr's Motor Express, Inc., Robert R. Herr, Wayne S. Herr and Charles B. Prater.

                    CONTINENTAL AMERICAN TRANSPORTATION, INC.

                              CROSS REFERENCE SHEET
                    Pursuant to item 501(4) of Regulation S-B
===============================================================================


  Amendment No. 1 to Form S-3 Item           Prospectus Caption
  Number and Heading                          or Location
  --------------------------------       ------------------------------



1.  Forepart of the Registration        Facing page of Registration Statement;
    Statement and Outside Front         Cross Reference Sheet; Outside Front
    Cover Page of Prospectus            Cover Page of Prospectus


2.  Inside Front and Outside Back       Inside Front Cover Page of Prospectus;
    Cover Pages of Prospectus           Outside Back Cover Page of Prospectus;
    Prospectus                          Additional Information; Incorporation
                                        of Certain Documents by Reference


                                        Prospectus Summary; Risk Factors

3.  Summary Information, Risk Factors
    and Ratio of Earnings to Fixed
    Charges                             Prospectus Summary; Use of Proceeds

4.  Use of Proceeds                     Not Applicable

5.  Determination of Offering Price     Not Applicable

6.  Dilution                            Prospectus Summary; Selling Security-
                                        holders and Relationship between the
7.  Selling Security Holders            Company and the Selling Security-
                                        holders; Plan of Distribution

                                        Prospectus Summary;Plan of Distribution

8.  Plan of Distribution                Prospectus Summary; Description of
                                        Securities

9.  Description of Securities to be
    Registered                          Legal Opinions; Experts

10. Interests of Named Experts and
    Counsel Additional Information; Incorporation of certain Documents by Reference; Prospectus Summary; Selling
                                        Securityholders and Relationship
                                        between the Company and the Selling
                                        Securityholders


                                        Additional Information; Incorporation
                                        of certain Documents by Reference
12. Incorporation of Certain
    Information by Reference
                                        Not Applicable
13  Disclosure of Commission
    Position on Indemnification for
    Securities Act Liabilities



===============================================================================

                                           DATED November 29, 1996

                                                    PROSPECTUS

                                     CONTINENTAL AMERICAN TRANSPORTATION, INC.



                      1,968,441 Common Shares Issuable upon
                  exercise of 20 Common Stock Purchase Warrants



               400,000 Common Shares Issuable upon the conversion
                   of 400,000 10% Convertible Preferred Shares

                              750,000 Common Shares



         This Prospectus relates to the issuance and the offer and sale by certain of the securityholders of Continental American Transportation, Inc., a Colorado Corporation (the "Company" and the "Selling Securityholders", respectively) of (a) up to 1,968,441 shares of common stock, no par value, (the "Common Shares") of the Company issuable upon the exercise of twenty (20) non-redeemable common stock purchase warrants (the "Warrants"), (b) up to 400,000 Common Shares issuable upon the conversion of 400,000 10% Convertible Preferred Shares, $1.00 par value per share, of the Company (the "Convertible
Shares"), and (c) 750,000 Common Shares held of record by certain Selling Securityholders, all of whom are named in the "Selling Securityholders and Relationship between the Company and the Selling Securityholders" section of this Prospectus. The Warrants are exercisable from time to time, in whole or in part, at any time during certain periods from June 28, 1996 and November 1, 1996, their respective grant dates, and terminating twelve (12) months following the effective date of this Registration Statement with respect to 19 of the Warrants and from November 28, 1996 through the last day of the thirty-six (36) month period beginning on the date this Registration Statement, of which this Prospectus forms a part, is declared effective by the Securities and Exchange Commission with respect to one (1) Warrant.

         The Warrants entitle their holders to purchase between six thousand (6,000) and six hundred thousand (600,000) Common Shares for prices between $.25 and $7.50 per share.

         The Convertible Shares entitle their holder to convert such shares into Common Shares of the Company based upon a conversion rate equal to the ratio of $1.00 (the par value of a Convertible Share) to the amount represented by seventy-five (75%) percent of the average closing bid price of the Company's Common Shares for any two consecutive trading days immediately prior to conversion. The conversions of the 200,000 Convertible Shares previously sold may commence on December 5, 1996, and are convertible in tranches of 25,000 shares, with an aggreggate conversion limitation of 50,000 Convertible Shares per week.

         The Common Shares are quoted on the Electronic Bulletin Board of the National Association of Securities Dealers, Inc. under the symbol "COAW". On November 20, 1996 the closing bid quotation price of the Common Shares was $1.25.

         The Selling Securityholders directly, through agents designated from time to time or through dealers or underwriters also to be designated, may sell the securities offered for sale by the Selling Securityholders pursuant to this Prospectus (all such securities being referred to herein as the "Securities") from time to time on terms to be determined at the time of sale. To the extent required, the specific Securities to be sold, the purchase price, the public offering price, the names of any such agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus supplement. The distribution of the Securities of the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees, commissions or discounts may be paid by the Selling Securityholders in connection with such sales.

         The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of the Securities may be deemed to be "Underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), and any commissions received by them and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Act. See "Plan of Distribution" for certain indemnification arrangements.

         The purchase of the securities offered by this prospectus involves a substantial degree of risk. Prospective investors should carefully consider the factors set forth under "Risk Factors."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                              The date of this Prospectus is November 29, 1996

                              AVAILABLE INFORMATION

         The Company has filed Amendment No. 1 to its Registration Statement on Form S-3 (together with all amendments thereto referred to as the "Registration Statement") under the Act, with the Securities and Exchange Commission (the "Commission") covering the Common Shares issuable upon the exercise of the Warrants and certain Common Shares held of record by certain named Selling Securityholders. This Prospectus does not contain all the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits and schedules thereto which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other documents referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

         The  Company  is  subject  to  the  informational  requirements  of the
Securities  Exchange  Act of 1934,  as  amended  (the  "Exchange  Act"),  and in accordance therewith files periodic reports, proxy statements and other information with the Commission. The Registration Statement, as well as such periodic reports, proxy statements and other information, can be inspected and copied at the public reference facilities maintained by the commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Suite 1400, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents filed with the Commission (File No. 0-18729) pursuant to the Exchange Act are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996;

         2. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1996;

         3. The Company's Form 8-K filed with the Securities and Exchange Commission via EDGAR on November 19, 1996, concerning the commencement of a lawsuit against a former Company shareholder; and

         4. The description of Common Stock contained in the Company's Form 10 Registration Statement, filed with the Commission on August 1, 1990.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing thereof. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or verbal request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Continental American Transportation, Inc., 495 Lovers Lane Road, Calhoun, Georgia 30701, Attention: Secretary, Telephone
(706)629-8682.

         This Prospectus relates to the offer and sale by the Selling Securityholders of up to 1,968,441 Common Shares issuable upon the exercise of the 20 Warrants, up to 400,000 Common Shares issuable upon the conversion of the 400,000 Convertible Shares and 750,000 Common Shares held of record by certain of the Selling Securityholders. Unless otherwise indicated, no effect is given in this Prospectus to the exercise of stock options to purchase any Common Shares reserved for issuance under the Company's Stock Option Plan; (the "Options"). See "Risk Factors-Outstanding Options."

         The Company will furnish to holders of its Common Shares annual reports containing audited financial statements. The Company may also distribute quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and the financial statements which have been incorporated by reference in this Prospectus. As used in this Prospectus, the "Company" refers to Continental American
Transportation, Inc.
                                   THE COMPANY

         The Company and its subsidiaries are principally engaged in the business of operating a full, non-union truckload carrier fleet throughout the Continental United States. Since its acquisition of Carpet Transport, Inc., effective February 29, 1996, the Company's primary business is focused on serving the transportation and distribution needs of the carpet manufacturing industry located in the southeastern corridor of the United States. The Company utilizes approximately 850 tractors and 1,500 trailers in its transportation business. In addition, the Company maintains 18 truck terminals throughout the Country to facilitate distribution of customer shipments and to provide regional maintenance service for its revenue equipment. The terminals located in Baton Rouge, Louisiana, Orlando and Tampa, Florida are Company-owned while it leases the other 15 terminals.

         The Company has approximately 1,100 employees, of which approximately 800 are drivers. Most of the Company's personnel work at its corporate headquarters and main operating facility located in Calhoun, Georgia (the "Calhoun Operations Center") which is situated 70 miles north of the City of Atlanta. Owned by the Company, the Calhoun Operations Center provides an aggregate 122 loading bays and includes separate facilities for tractor, trailer and tire maintenance; two office buildings house the Company's management, dispatch and clerical personnel and other structures provide designated areas for driver recruitment and training, doctor's offices and security.

         The Company, through its subsidiary, Chase Brokerage, Inc., also operates a nationwide freight brokerage business located in its Company-rented Palatka, Florida facility.

         The Company is a Colorado corporation organized in 1983 under the name MAS Ventures, ltd. The Company's principal executive office is located at 495 Lovers Lane Road, Calhoun, Georgia 30701, telephone number, (706)629-8682.

                                  The Offering


Securities Offered
Hereby..........            1,968,441 Common Shares issuable upon the
                            ---------
                            exercise of 20 Warrants. Each Warrant is exercisable from time to time and in whole or in part to purchase between 6,000 and 600,000 Common Shares at prices ranging from $.25 to $7.50 per share at any time, with respect to 19 of the Warrants, during the periods from their respective dates of grant, June 28, 1996 and November 1, 1996, and terminating twelve (12) months following the effective date of this Registration
                            Statement, and from November 28, 1996
                            through the last day of the thirty-six
                            (36) month period following the effective date of this Registration Statement with respect to 1 Warrant (the "Warrant
                            Exercise Period").  See "Description of
                            Securities."  The 20 Warrants are not
                            being registered hereunder.  See
                            "Description of Securities".

                            750,000 Common Shares held of record by
                            certain Selling Securityholders.   See
                            "Selling Securityholders and Relationship
                            Between the Company and the Selling
                            Securityholders".

Common Shares Currently
Outstanding........         5,014,689 shares

Common Shares Issuable
Upon Exercise of the
Warrants......              1,968,441 shares.


Common Shares Issuable Upon
Conversion of the
Convertible Shares......    Up to 400,000  Common Shares issuable
                            upon the conversion of 400,000
                            Convertible Shares.  Commencing December
                            5, 1996, the 200,000 Convertible Shares
                            already placed and sold are convertible
                            commencing December 5, 1996, in tranches
                            of 25,000 Convertible Shares, at a
                            conversion rate based upon the ratio of
                            $1.00 (the par value of the Convertible
                            Shares) to the amount represented by 75%
                                 of   the    average closing  bid  price
                                 of  the   Company's Common  Shares  for
                                 any two consecutive trading days immediately
                                 prior  to conversion.
Estimated proceeds to
the Company                        If the holders of the 20 Warrants offered
                                   hereby elect to exercise their Warrants, the estimated gross proceeds to the Company would be approximately $3,576,259 if exercised during the Warrant Exercise
                                   Period.  The expenses of this offering
                                   are estimated to be approximately
                                   $23,565.

Use of Proceeds......              Proceeds from the exercise of the
                                   Warrants offered hereby will be added to the Company's working capital and will be used for general corporate purposes.
                                   There can be no assurance that any
                                   Warrants will be exercised and that any
                                   proceeds will be received by the Company.
                                   All of the proceeds from the sale of
                                   Common Shares offered hereby will be
                                   received by the Selling Securityholders.
                                   The Company will not receive any of the
                                   proceeds from the sale of such Common
                                   Shares.

Selling Securityholders            The Warrants and the Common Shares
                                   issuable upon the exercise thereof:
                                   Affililated Services, Inc., Ocean
                                   Marketing Corp., Pyramid Holdings, Inc.,
                                   Universal Solutions, Inc., Global
                                   Financial Group, Inc., Mr. Ken Lucas, Mr.
                                   Craig Scott, Mr. Glenn Kennedy, Mr. Kevin
                                   Miller, Mr. Scott Sieck, Novaya, Vicbor,
                                   Meridian Holdings, Inc., Mr. Arden Brown,
                                   Christie & Company, Mr. Russell J.
                                   Kennedy, Mr. Edward C. Vavreck, Mr.
                                   Thomas J. Cloutier and Explorer Financial
                                   Services, Inc.  The Convertible Shares
                                   and the Common Shares issuable upon the
                                   conversion thereof:  Seatex AG.  In
                                   addition, Herr's Motor Express, Inc., Mr.
                                   Robert R. Herr, Mr. Wayne S. Herr and
                                   Charles B. Prater are selling an
                                   aggregate of 750,000 Common Shares.  See
                                   "Selling Securityholders and Relationship between the Company and the Selling
                                   Securityholders."

NASD Symbol........                "COAW" - Common Shares

                                  RISK FACTORS



         The purchase of the securities offered hereby involves a substantial degree of risk. Prospective Investors should carefully consider, among other matters, the following risks and other factors before making a decision to purchase the securities being offered hereby.

Recruitment and Retention of Qualified Drivers

         Competition to recruit qualified drivers is extremely intense, and the Company occasionally has experienced difficulty attracting and retaining a sufficient number of qualified drivers to operate its rapidly expanding fleet. Although the Company currently retains an adequate number of drivers for its current business, there is a chronic, industry-wide shortage of qualified drivers. There can be no assurance that the shortage of qualified drivers will not affect the Company's operations and profitability in the future. Difficulty in attracting or retaining qualified drivers would materially adversely affect the Company's operations and ability to grow.

Business Cycles and Industry-Wide Cost Increases

         The Company has little or no control over economic factors such as fuel prices and taxes, insurance costs, liability claims, interest rate fluctuations, fluctuation in the resale value of revenue equipment, economic recessions and customers' shipping demands. Significant increases or rapid fluctuations in fuel prices, interest rates or increases in insurance costs or liability claims, to the extent not offset by increases in freight rates, would adversely affect the Company's operating results, profitability and expansion. Economic recessions or downturns in customers' business cycles or shipping demands could also have a materially adverse effect upon the growth and profitability of the Company. If the resale value of the Company's revenue equipment were to decline, the Company could be forced to retain some of its equipment longer, with a resulting increase in operating expenses for maintenance and repairs.

Capital Requirements; Leverage

         The Company historically has relied upon debt and operating leases to finance new revenue equipment, and it has granted its lenders a lien on substantially all of the Company's assets. If in the future the Company were unable to borrow sufficient funds, enter into acceptable operating lease arrangements or raise additional equity, the resulting capital shortage would adversely affect the Company's growth and profitability. The Company currently is highly leveraged and has a debt-to-capitalization ratio higher than many of its competitors. As of September 30, 1996, the Company had a ratio of long-term debt to capitalization of approximately $7.75 to $1.00.

Competition

         The trucking industry is extremely competitive and includes regional, inter-regional and national truckload carriers, none of which dominates the market. The Company also competes with alternative forms of transportation, such as railroads, rail-truck intermodel and air-freight intermodal service. This competition historically has created downward pressure on the truckload industry's pricing structure. The Company competes with a number of trucking companies that have greater financial resources, operate more revenue equipment and transport more freight than the Company.


Dependence on Key Personnel

         The Company's success depends in large part upon a number of key management personnel. The loss of the services of one or more of its management personnel, in particular Timothy Holstein, the Company's President and Chief Executive Officer, or Erik Bailey, the Company's Chief Financial Officer, could have a material adverse effect on the Company.


Government Regulation

         Truckload carriers are subject to regulation by various federal and state agencies, including the Interstate Commerce Commission ("ICC") and the United States Department of Transportation ("DOT"). These regulatory authorities exercise broad powers, generally governing activities such as authorization to engage in motor carrier operations, operational safety, accounting systems, rates and charges, certain mergers, consolidations and acquisitions as well as financial reporting. The Company is also subject to regulations promulgated by the Environmental Protection Agency ("EPA") and similar state agencies with respect to fuel storage tanks. Although the Company believes that its operatins are in material compliance with current laws and regulations, there can be no assurance that current regulatory requirements will not change, that currently unforeseen environmental incidents will not occur or that contamination or past noncompliance with environmental laws, will not be discovered on properties on which the Company has operated.

Self-Insured Claims

         The Company is self-insured for personal injury, collision and comprehensive damage and property damage up to a maximum limit of $1,000,000 per occurrence, and for collision, comprehensive and cargo liability up to a combined limit of $ 100,000 per occurrence. If the Company were to experience numerous claims in significant amounts for which it is self-insured, or if significant increases in insurance costs should occur and could not be offset by higher freight rates, the Company's results of operations could be materially adversely affected.

Proceeds of the Offering

         The Company will not receive any of the proceeds of the offering of Securities by the Selling Securityholders. Only the proceeds from the exercise of the Warrants will be received by the Company. There can be no assurance that any Warrants will be exercised and that any proceeds will be received by the Company.

Dividends

         The Company has not paid and does not anticipate paying cash dividends on its Common Shares in the foreseeable future, but it intends to retain its earnings, if any, for use in its business.

Control of Company to Remain with Existing Stockholders

         Timothy Holstein, Erik Bailey and Brian Henninger, the officers and directors of the Company, collectively own 1,305,718 Company Common Shares, representing approximately 26% of all the issued and outstanding Company Common Shares as of November 20, 1996. Assuming they were to act collectively, Messrs. Holstein, Bailey and Henninger would likely be able to continue to determine the affairs and policies of the Company.

Shares Eligible for Future Sale

         With the exception of the 519,897 Common Shares held by Erik Bailey, the 739,521 Common Shares held by Timothy Holstein, and the 46,300 Common Shares held by director and officer Brian Henninger whose total includes options to purchase 36,000 Common Shares, and approximately 975,358 shares issued in certain transactions, which are "restricted securities" as that term is defined under Rule 144 promulgated under the Act, all of the currently outstanding Common Shares are now eligible or shortly will be eligible for sale in the public market. The Company is unable to predict the effect that sales made under Rule 144 or otherwise may have upon the then prevailing market prices of the Common Shares or Warrants, although such sales may depress such prices. Mr. John Christie, a former officer and director of the Company, owns approximately 62,440 Common Shares which he will be able to sell on the open market under Rule 144 without volume limitations when and if he is deemed a "non-affiliate" of the Company as such term is defined under Rule 144: the Company cannot predict the effect on the then prevailing market prices of the Common Shares or Warrants if this invididual proceeds to sell his shares.

Outstanding Options and Convertible Securities

     The  Company  has  granted   options  to  purchase   36,000  Common  Shares
representing the remaining balance of stock options available under the Company's 1994 Stock Incentive Plan. In addition, the Company has approximately $1,500,000 in aggregate principal of its 7% Convertible Debentures outstanding which may be converted into Company Common Shares at the conversion price equal to the lesser of (i) the average closing bid price of the Common Shares as reported for the 5 consecutive trading days immediately prior to August 19, 1996 or (ii) 78% of the average closing bid price of the Common Shares as reported for the 5 consecutive trading days immediately preceding conversion. Also, the Company has approximately $1,750,000 in aggregate principal amount of its 10% Convertible Promissory Notes outstanding which may be converted into Company Common Shares at the conversion price equal to the lesser of (i) 80% of the market price of the Company's Common Stock on the date of conversion, or (ii) 120% of the market price as of the date of the issuance of the 10% Convertible Promissory Notes. If the foregoing options are exercised, and/or the foregoing convertible securities and/or notes are converted, the percentage of Common Shares held by the stockholders will be reduced accordingly.

Penny Stock Regulations.

         If the Common Stock becomes subject to the existing or proposed regulations on penny stocks, the market liquidity for the Common Stock could be materially adversely affected by limiting the ability of broker-dealers to sell the Common Stock and the ability of stockholders to sell their Common Stock in the secondary market. The Commission recently has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the issuer that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the customer and receive the customer's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a security that becomes subject to the penny stock rules. If the Common Stock becomes subject to the penny stock rules, purchasers in this offering may find it more difficult to sell such Common Stock.

Securities and Exchange Commission Investigation.

         The Company has learned that a former shareholder of the Company filed a complaint with the Securities and Exchange Commission alleging that the Company illegally canceled his stock certificate being held in escrow. Following a thorough internal audit, the Company has responded to this complaint alleging, among other things, that this individual made a claim to these shares without providing any proof of consideration or payment for them. On the basis of this complaint, the Securities and Exchange Commission is conducting a preliminary investigation into the Company's past stock trading activities. Company management is fully cooperating with this preliminary investigation and intends to vigorously defend against this action. Moreover, the Company has commenced a lawsuit against this former shareholder in federal district court seeking a declaratory judgment that its actions in cancelling said former shareholder's shares were legal and justified.

                                 USE OF PROCEEDS


         If the holders of the 20 Warrants offered hereby elect to exercise their Warrants, the estimated gross proceeds to the Company would be approximately $3,576,259. The expenses of this offering are estimated to be approximately $23,565.


         Proceeds from the exercise of Warrants will be added to the Company's working capital and will be used to fund the continued growth of the Company and for general corporate purposes. There can be no assurance that any Warrants will be exercised and that any proceeds will be received by the Company.

         All of the proceeds from the sale of Common Shares offered hereby will be received by the Selling Securityholders. The Company will not receive any of the proceeds from the sale of such Common Shares.


                            COMMON SHARE PRICE RANGE


         The Common Shares are traded on the Electronic Bulletin Board of the National Association of Securities Dealers, Inc. under the trading symbol "COAW".

         The following table sets forth the high and low bid prices for the Common Shares for the period which commenced June 19, 1995, the date the Company's Common Shares were qualified for trading on the Electronic Bulletin Board, for the fiscal year end date, June 30, 1995, and for the quarters ended September 30, 1995, December 31, 1995, March 31, 1996, June 30, 1996, and
September 30, 1996 based on transaction data as reported by NASD:


                                         Common Shares
Fiscal Year Ended                    High             Low
                                     ----             ---
June 30, 1995                       $  .375          $ .25
September 30, 1995                  $12.14           $ .97
December 31, 1995                   $ 6.55           $1.58
March 31, 1996                      $ 3.87           $2.49
June 30, 1996                       $ 4.75           $2.25
September 30, 1996                  $ 3.44           $3.31

         The closing bid quotation price of the Common Shares on November 20, 1996 was $1.25.

         As of November 20, 1996, there were 292 holders of record of the Common Shares. The Company believes that there were approximately 280 beneficial shareholders of the Common Shares as of such date.

         The Company has paid no cash dividends on its Common Shares since its inception. Any future declaration of cash dividends will depend upon the Company's earnings, financial condition, capital requirements and other relevant factors. The Company does not intend to pay cash dividends in the foreseeable future, but intends to retain its earnings, if any, for use in its business.

        SELLING SECURITYHOLDERS AND RELATIONSHIP BETWEEN THE COMPANY AND
                           THE SELLING SECURITYHOLDERS

         Because the Selling Securityholders may offer all or some part of the Securities pursuant to this Prospectus and because this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of securities to be offered for sale by the Selling Securityholders upon termination of this offering. See "Plan of Distribution." To the extent legally required, the specific amount of Securities to be sold by the Selling Securityholders in connection with a particular offer will be set forth in an accompanying supplement to this Prospectus.

         The following table sets forth the amount and type of Securities offered by this Prospectus which are owned by such Selling Securityholders.

===============================================================================
                                       WARRANTS                   COMMON
                                       (and Common Shares         SHARES
                                       issuable upon
                                       exercise of such
                   NAME                Warrants)

  Affiliated Services, Inc.                1                        0

  Ocean Marketing Corp.                    1                        0

  Pyramid Holdings, Inc.                   1                        0

  Universal Solutions, Inc.                1                        0

  Global Financial Group, Inc.             1                        0

  Ken Lucas                                1                        0

  Craig Scott                              1                        0

  Glenn Kennedy                            1                        0

  Kevin Miller                             1                        0

  Scott Sieck                              1                        0

  Novaya                                   1                        0

  Vicbor                                   1                        0

  Meridian Holdings, Inc.                  1                        0

  Arden Brown                              1                        0

  Christie & Company                       1                        0

  Explorer Financial Services, Inc.        1                        0

  Russell J. Kennedy                       1                        0

  Edward C. Vavreck                        1                        0

  Thomas J. Cloutier                       1                        0

  Seatex AG(1)                             0                     400,000

  Wayne S. Herr                            0                      50,000

  Robert R. Herr                           0                      50,000

  Herr's Motor Express, Inc.               0                     150,000

  Charles B. Prater                        0                     500,000

===============================================================================

(1) Seatex AG has purchased 200,000 shares of the total series of 400,000 shares of the Company's 10% Convertible Preferred Stock (the "Convertible Shares"). The Company is registering a total of 400,000 common shares to cover the conversions of all 400,000 Convertible Shares in anticipation that Seatex AG, a Selling Securityholder, will purchase the remaining authorized 200,000 Convertible Shares in the near future.

         Based upon information provided by the Selling Securityholders and except with respect to the 200,000 Convertible Shares yet to be placed with Seatex AG and the approximate 150,000 Common Shares being registered to accommodate future conversions thereof, each Selling Securityholder owns that number of Common Shares or Warrants, as appropriate, indicated in the table above. The historical relationship between the Selling Securityholders and the Company is described below.


                            DESCRIPTION OF SECURITIES

Common Stock

         The Company is authorized to issue 20,000,000 Common Shares, no par value, of which 5,014,689 shares were issued and outstanding as of November 20, 1996.

         After this offering, there will be 5,014,689 Common Shares outstanding, assuming no exercise of Options or Warrants or conversions of Convertible Shares.

         Holders of Common Shares are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. However, the Company does not anticipate paying dividends on its Common Shares in the foreseeable future, but intends to retain its earnings, if any, for use in its business.

         Holders of Common Shares are entitled to cast one vote for each share held at all stockholder meetings for all purposes, including the election of directors. The holders of a majority of the Common Shares issued and outstanding and entitled to vote,constitute a quorum at all meetings of stockholders and the vote of the holders of a majority of Common Shares present at such a meeting will decide any question brought before each meeting, except for certain actions such as amendments to the Company's certificate of incorporation, mergers or dissolutions which require the vote of the holders of a majority of the outstanding Common Shares.

         Upon liquidation or dissolution, the holder of each outstanding Common Share will be entitled to share equally in the assets of the Company legally available for distribution to such stockholder after the payment of all debts and other liabilities and after distribution to preferred stockholders legally entitled thereto.

         No holder of Common Shares has a preemptive or preferential right to purchase or subscribe for any part of any unissued or any additional authorized stock or any securities of the Company convertible into shares of its stock. The outstanding Common

Shares are, and the shares offered hereby will be fully paid and nonassessable.

Warrants

         The Warrants were issued in consideration of past services rendered to the Company by the Selling Securityholders and two (2) Warrants pursuant to the terms of agreements by and between the Company and the Selling Securityholders, dated February 22, 1996 and June 28, 1996; the 750,000 Company Common Shares are being registered herein pursuant to the terms of two agreements, dated February 29, 1996 and August 22, 1995, respectively, by and between the Company and the Selling Securityholders. For a complete description of the terms of these Agreements, reference is made to Exhibit 4(d) to the Registration Statement of which this Prospectus forms a part. See "Additional Information" and "Incorporation of Certain Documents by Reference." Generally, each Warrant entitles the registered holder to purchase from the Company from between 6,000 to 600,000 Common Shares at exercise prices of between $.25 and $7.50 per share during the period commencing upon their respective grant dates, June 28, 1996 and November 1, 1996, and continuing for the twelve month period following the effective date of the Registration Statement with respect to 19 of the Warrants, and for 1 Warrant, from November 28, 1996 through the last day of the thirty-six
(36) month period beginning on the effective date of this Registration Statement, of which this Prospectus forms a part.

Convertible Shares

         The Company authorized the issuance of up to 400,000 shares of 10% Convertible Preferred Stock, par value $1.00 per share (the "Convertible Shares"), in preparation of the placement of the Convertible Shares with Seatex AG, a Swiss based corporation, pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Regulation S promulgated thereunder. On October 25, 1996, Seatex AG purchased 200,000 Convertible Shares which are convertible commencing December 5, 1996 into Company Common Shares in tranches of 25,000 shares at a conversion rate based upon the ratio of $1.00 (the par value of the Convertible Shares) to the amount equal to seventy-five (75%) percent of the average closing bid price of the Common Shares of the Company over two (2) consecutive trading days prior to conversion. No more than 50,000 Convertible Shares may be converted during any seven day period. For example, if the average closing bid price of the Company's Common Shares over two (2) consecutive trading days prior to conversion is $2.00, then 25,000 Convertible Shares would be convertible into 16,666 Common Shares. The Company is registering 200,000 Common Shares to accommodate the conversion of the 200,000 Convertible Shares already placed with Seatex AG; the Company is registering an additional 200,000 Common Shares to accommodate the conversion of the remaining 200,000 Convertible Shares which it anticipates placing also with Seatex AG in the near future.

Directors' Liability

         As authorized by the Colorado Corporation Law (the "CCL"), the Company's Articles of Incorporation (the "Company Certificate") provides that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except in the event such director or officer is adjudged in the subject action, suit or proceeding to be liable for (i) gross negligence (ii) or willful misconduct. The effect of the provisions in the Company Certificate is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in clauses (i) and (ii) above. This provision does not limit nor eliminate the rights of the Company or of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of director's duty of care.

Transfer Agent and Registrar

         The transfer agent and registrar for the Common Shares and Warrants is United Stock Transfer, located at 13275 East Fremont
Place, Suite 302, Englewood, Colorado 80112.

                              PLAN OF DISTRIBUTION

The Company

         Twenty (20) Warrants were issued by the Company to the Selling Securityholders as of June 28, 1996 and November 1, 1996, respectively. Between 6,000 and 600,000 Common Shares are issuable by the Company upon the exercise of each of the 20 Warrants for an aggregate of 1,968,441 Common Shares. On October 25, 1996, 200,000 Convertible Shares were sold by the Company to Seatex AG and the Company is registering 200,000 Common Shares to accommodate the conversions anticipated which may commence on December 5, 1996. See "The Convertible Shares" above. The Company is registering an additional 200,000 Common Shares to accommodate the future conversions of the remaining and unsold 200,000 Convertible Shares which the Company anticipates placing also with Seatex AG in the near future. No persons have been engaged to solicit or will be compensated for soliciting, the exercise of the Warrants, or the conversion of the Convertible Shares.

The Selling Securityholders

         Any or all of the Securities may be sold from time to time to purchasers directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer the

Securities through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of Securities for whom they may act as agents. The Selling Securityholders and any such underwriters, dealers or agents that participate in the distribution of Securities may be deemed to be underwriters under the Act, and any profit on the sale of the Securities by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Act. The Securities may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, at privately-negotiated prices. Usual and customary or specifically negotiated brokerage fees, discounts and commissions may be paid by the Selling Securityholders in connection with such sales of securities.

         At the time a particular offer of Securities is made, to the extent required, a supplement to this Prospectus will be distributed (or, if required, a post-effective amendment to the Registration Statement of which this Prospectus is a part will be filed) which will identify and set forth the aggregate amount of Securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Securities purchased from the Selling Securityholders, any discounts, commissions and other items constituting compensation from the Selling Securityholders and/or the Company and any discounts, commissions or concessions allowed or disallowed or paid to dealers, including the proposed selling price to the public. In addition, an underwritten offering will require clearance by the National Association of Securities Dealers of the underwriter's compensation arrangements. The Company will not receive any of the proceeds from the sale by the Selling Securityholders of the Securities offered hereby. All of the filing fees and or the expenses of this Registration Statement will be borne in full by the Company, other than any fees or expenses of counsel to the Selling Securityholders and underwriting fees, discounts and commissions relating to this offering.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Securities may not simultaneously engage in market making activities with respect to the Securities for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the Securities by the Selling Securityholders.

         In order to comply with certain states' securities laws, if applicable, the Securities will be sold in such jurisdiction only through registered or licensed brokers or dealers. In certain states the Securities may not be sold unless the Securities have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.


                                 LEGAL OPINIONS

         The legality of the Warrants and the Common Shares issuable upon exercise of the Warrants has been passed upon for the Company by Joseph J. Tomasek, Esq., Somerville, New Jersey.

                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-KSB for the year ended June 30, 1996, have been audited by Rosenberg Rich Baker Berman & Company, independent auditors, as stated in their reports, which are incorporated hereby by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         No dealer, salesman or any other person has been authorized to give any information or to make an representation other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute an offer to sell or a solicitation or an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date of this Prospectus.



       TABLE OF CONTENTS
                                  Page

Available Information ............   4
Incorporation of Certain Documents
  by Reference....................   4
Prospectus Summary................   6
Risk Factors......................   9
Use of Proceeds...................  13
Common Share Price Range..........  14
Selling Securityholders and
  Relationship between the
  Company and the Selling
  Securityholders.................. 14
Description of Securities.......... 18
Plan of Distribution............... 20
Legal Opinions..................... 22
Experts............................ 22



                              CONTINENTAL AMERICAN
                              TRANSPORTATION, INC.


1,968,441         Common Shares issuable
                  Upon Exercise of 16 Common
                  Stock Purchase Warrants



400,000           Common Shares Issuable
                  Upon the Conversion of
                  400,000 10% Convertible
                  Preferred Shares



750,000           Common Shares



                               P R O S P E C T U S



                           November 29, 1996

                                     PART II




                     Information Not Required in Prospectus


Item 14.  Other Expenses of Issuance and Distribution.


         The following table sets forth the expenses relative to this offering, all of which are to be borne by the Registrant. Expenses other than filing fees are estimated.


Filing Fee - Securities and Exchange Commission .      $ 8,065.00
Filing Fee - NASD . . . . . . . . . . . . . . . .      $    0
Accounting Fees and Expenses: . . . . . . . . . .      $ 1,000.00
Legal Fees and Expenses . . . . . . . . . . . . .      $ 7,500.00
Printing Fees . . . . . . . . . . . . . . . . . .      $ 2,000.00
Miscellaneous . . . . . . . . . . . . . . . . . .      $ 5,000.00
                                                       ----------
Total Expenses  . . . . . . . . . . . . . . . . .      $23,565.00
                                                       ==========


Item 15.  Indemnification of Directors and Officers


         As authorized by the Colorado Corporation law (the "CCL"), the Company's Articles of Incorporation (the "Company Certificate") provides that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except in the event such director or officer is adjudged in the subject action, suit or proceeding to be liable for (i) gross negligence (ii) or willful misconduct. The effect of the provisions in the Company Certificate is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in clauses (i) and (ii) above. This provision does not limit nor eliminate the rights of the Company or of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of director's duty of care.

Item 16.  Exhibits                                                      Page

4(a)*             Specimen of Common Stock Certificate.

4(b)*             Specimen of Warrant certificate.

4(d)* Agreement, dated as of February 22, 1996, by and between Continental American Transportation, Inc. and Meridian Holdings, Inc.; Agreement to Modify Purchase
                  Agreements and Security Agreement, dated
                  August 22, 1995, by and between Continental
                  American Transportation, Inc., Herr's Motor
                  Express, Inc., Robert R. Herr, Wayne S. Herr, Timothy Holstein and Erik Bailey, and Consulting Agreement, dated June 28, 1996, by and between Continental American Transportation, Inc. and Explorer Financial Services, Inc.

4(e)              Specimen of 10% Convertible Preferred Stock
                  Certificate                                            30

5                 Opinion of Joseph J. Tomasek, Esq.                     38

23(a)             Consent of Joseph J. Tomasek, Esq.
                  (contained in the opinion of counsel
                  filed as Exhibit 5 hereto).

23(b)             Consent of Rosenberg Rich Baker
                  Berman & Company.                                      40

24                Power of Attorney (included in Part II
                  of this Registration Statement).


* previiously filed.

Item 17.  Undertakings

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)        To include any Prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                           (ii)       To reflect in the Prospectus any facts or
events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii)            To include any additional or changed
material information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  4. That, for purposes of determining any liability under the Securities Act of 1933, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by Registrant under Rule 424(b)(1) under the Securities Act of 1933 as part of this Registration Statement as of the time the Commission declared it effective.

                  5. That, for purposes of determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new Registration Statement for the securities offered in the Registration Statement, and that offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

                  6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to such Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calhoun, State of Georgia, on this 25th day of November, 1996.

                                CONTINENTAL AMERICAN TRANSPORTATION, INC.

                                By:      s/Timothy Holstein
                                         Timothy Holstein
                                         Chairman of the Board,
                                         President and Chief Executive officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Timothy Holstein, Erik Bailey and Brian Henninger and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                                        Title                      Date


s/Timothy Holstein
Timothy Holstein               Chairman of the Board,
                               President, Chief Executive
                               Officer and Director         November 25, 1996

s/Erik Bailey
Erik Bailey                    Vice President,
                               Chief Financial Officer      November 25, 1996
                               and Director


s/Brian Henninger
Brian Henninger                Secretary and
                               Director                     November 25, 1996
catfms-3.AM1 updated 11/21/96

                                  EXHIBIT INDEX
Exhibit                                                            Sequential
Number                  Exhibit Description                        Page Number

4(a)*             Specimen of Common Stock Certificate.

4(b)*             Specimen of Warrant certificate.

4(d)* Agreement, dated as of February 22, 1996, by and between Continental American Transportation, Inc. and Meridian Holdings, Inc.; Agreement to Modify Purchase
                  Agreements and Security Agreement, dated
                  August 22, 1995, by and between Continental
                  American Transportation, Inc., Herr's Motor
                  Express, Inc., Robert R. Herr, Wayne S. Herr, Timothy Holstein and Erik Bailey, and Consulting Agreement, dated June 28, 1996, by and between Continental American Transportation, Inc. and Explorer Financial Services, Inc.

4(e)              Specimen of 10% Convertible Preferred
                  Stock Certificate                                     30


5                 Opinion of Joseph J. Tomasek, Esq.                    38

23(a)             Consent of Joseph J. Tomasek, Esq.
                  (contained in the opinion of counsel
                  filed as Exhibit 5 hereto).

23(b)             Consent of Rosenberg Rich Baker
                  Berman & Company.                                     40


24                Power of Attorney (included in Part II
                  of this Registration Statement).




* previously filed.








catfms-3.am1

Exhibit 4(e)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OF BENEFIT OF U.S. PERSONS UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE. IT IS THE RESPONSIBILITY OF THE INVESTOR PURCHASING THESE SECURITIES TO SATISFY ITSELF AS TO FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS AND OBSERVING ANY OTHER APPLICABLE REQUIREMENTS. THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT UPON SATISFACTION OF CERTAIN TERMS AND CONDITIONS SET FORTH HEREIN AND IN A CERTAIN REGULATION S OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT DATED AS OF OCTOBER , 1996 BETWEEN THE COMPANY AND THE HOLDER NAMED THEREIN.

Certificate No. 1                                            25,000 Shares

                    CONTINENTAL AMERICAN TRANSPORTATION, INC.
                         10% CONVERTIBLE PREFERRED STOCK

         This certifies that is the owner of twenty-five thousand (25,000) shares of fully paid, nonassessable shares of a duly authorized issue of 400,000 shares of preferred stock, $1.00 par value per share, of Continental American Transportation, Inc., a corporation duly organized and existing under the laws of the State of Colorado (the "Company"), designated as its 10% Convertible Preferred Shares (the "Convertible Shares"), transferable on the books of the Company by the Holder in person or by duly authorized attorney upon surrender of this Certificate properly endorsed provided, however, that the Company's obligation to any transferee of this Certificate arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of Regulation S promulgated under the Securities Act; the Company has issued the total 400,000 Convertible Shares in sixteen (16) certificates, each representing 25,000 Convertible Shares. The date upon which the Company received payment for the 25,000 Convertible Shares hereof is deemed the "Date of Funding" herein. The Convertible Shares shall have the express rights, powers, preferences, limitations and restrictions set forth in this Certificate as follows:

                  (1) Voting. Except as required by the Business Corporation Act of Colorado, the holders of the Convertible Shares shall not be entitled to any voting rights for corporate purposes.

                  (2) Dividends. The registered holder of the Convertible Shares shall be entitled to receive cumulative dividends on the par value thereof at the rate of ten (10%) percent per annum (the "Dividend Rate"), payable monthly, commencing on the th day of November, 1997, and continuing on the th day of every consecutive month thereafter, on any Convertible Shares that have not been either converted or redeemed as of such date and as hereinafter provided, as and when declared by the Board of Directors out of funds of the Company legally available therefor pursuant to the Business Corporation Act of the State of Colorado. The Dividend Rate shall accrue on the Liquidation Price (as hereinafter defined) of each share of the Convertible Shares. The dividends on the Convertible Shares, payable in cash, shall be cumulative, so that if the Company fails in any fiscal year to pay such dividends on all of the issued and outstanding Convertible Shares, such deficiency in the dividends shall be fully paid, but without interest, before any cash dividends shall be paid on or set apart for the Common Stock.

                  (3) Priority. The Convertible Shares shall, with respect to dividend rights, rights on liquidation, winding up, dissolution and rights upon redemption, rank prior to all classes and series of Common Stock.

                  (4) Cancellation. The Convertible Shares which have been issued and reacquired in any manner, including shares purchased, exchanged or redeemed, shall be canceled on the books of the Company and shall not be considered outstanding for any purpose.

                  (5) Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Convertible Shares shall be entitled to receive, out of the remaining net assets of the Company, the amount of Twenty-Five Thousand ($25,000) Dollars for each Certificate representing 25,000 shares of such Convertible Shares (the "Liquidation Price") held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration, shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such Convertible Share up to the date fixed for distribution, before any distribution shall be made to the holders of the Common Stock of the Company, and the entire remaining net assets of the Corporation after such preferential distribution to the holders of the Convertible Shares shall be distributed to the holders of the Common Stock of the Company, pro rata as described above.

                  (6) Conversion. All, but not less than all of the 25,000 Convertible Shares represented by this Certificate may, at the option of the holder hereof, be converted into Common Shares of the Company, no par value (the "Common Shares" or "Common Stock"), at any time commencing on December , 1996, and ending upon any such conversion or redemption as described below (the "Conversion Period"), subject to the following terms and conditions:

         a. The Holder of this Certificate hereby agrees to the conditions governing the convertibility of the Convertible Shares represented by this Certificate as set forth below. This Certificate permits the Holder to convert the Convertible Shares represented in this Certificate, to wit 25,000 Convertible Shares, at any time during the Conversion Period subject, however, to the limitation that the Holder, who is the Holder of all of the duly authorized and issued 400,000 Convertible Shares, may only convert the Convertible Shares in lots of 25,000 and limits such conversions to a total of 50,000 Convertible Shares during any seven (7) day period.

         b. The Convertible Shares represented in this Certificate shall be convertible based upon their par value,i.e., $1.00 par value per share, into Common Shares at a conversion price for each Common Share equal to Seventy-Five (75%) percent of the average closing bid price of the Company's Common Stock (as reported by the OTC Bulletin Board or the Philadelphia Stock Exchange, as the case may be) for any two (2) consecutive trading days immediately prior to the Conversion Date, as hereinafter defined (the "Conversion Price"). Such Conversion price shall be effectuated by surrendering this Certificate to be converted to the Company with the form of Notice of Conversion attached hereto as Exhibit 1, executed by the Holder of this Certificate evidencing such Holder's intention to convert this Certificate. No fractional shares of the Common Stock or scrip representing fractional shares will be issued on conversion, but the number of shares of Common Stock issuable shall be rounded to the nearest whole share. The date on which Notice of Conversion and this Certificate is received by the Company shall be deemed and referred to herein as the "Conversion Date". In lieu of physical delivery of certificates representing the shares of Common Stock issuable upon the conversion of this Certificate of the Holder, the Company shall issue and register, within five (5) business days after delivery to the Company of such Notice of Conversion, the number of shares of Common Stock to which the Holder shall be entitled, in such street or nominee names as may be directed by the Holder in the Notice of Conversion. The Company shall use its best efforts to ensure that the shares of Common Stock are at all times Depository Trust Corporation eligible. In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within such five
(5)  business  day period,  the Holder  will be entitled to revoke the  relevant
Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

        c. The Conversion Price and number of shares of Common Stock issuable upon conversion shall be subject to adjustment from time to time as provided in this Subsection C.

               (i) In the event the Company should at any time or from time to time after the date of this Certificate fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed) the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of this Certificate shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

               (ii) If the number of shares of Common Stock outstanding at any time after the date of this Certificate is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of this Certificate shall be decreased in proportion to such decrease in outstanding shares.
      d. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Certificate, such number of its shares of Common Stock as shall from time to time deemed to be sufficient to effect the conversion of all of the 400,000 Convertible Shares issued.

            (7) Cumulative Dividends. Unpaid cumulative dividends due on the Convertible Shares shall be deemed to be a debt obligation of the Company. During such time as there exists unpaid cumulative dividends due on the Convertible Shares, no reclassification of the shares of the Company shall be valid unless the holders of a majority of all the Convertible Shares approve, and provision is made for the payment of the aggregate unpaid cumulative dividends then in arrears.

           (8) Redemption. (i) At any time commencing on or after December , 1996, the Company shall have the right to redeem all or any portion of its Convertible Shares issued and outstanding, in increments of 25,000 shares, held by such holder by paying to the holder the par value thereof, to wit, $1.00 per share, plus twenty-five (25%) percent thereof, calculated on an annualized basis, together with the amount of any accrued and unpaid dividends, if any, as may have accumulated thereon at the time of redemption (the "Redemption Price").

          (ii) At least ten (10) days but not more than thirty (30) days prior to the date fixed by the Board of Directors of the Corporation for the redemption of the Convertible Shares pursuant to subsection (i) above, a written notice shall be mailed to the Holder of record of the Convertible Shares to be redeemed, at the address of such holder as shown on the records of the Company notifying such Holder of the election of the Company to redeem such shares (the "Notice of Redemption"), stating that the Company has exercised its right to redeem the Convertible Shares (hereinafter the date of the mailing of the Notice by the Company to the holder(s) shall be referred to as the "Redemption Date"), and calling upon such Holder to surrender to the Company at the place designated in such notice such Holder's certificate or certificates representing the number of shares of the Convertible Shares specified in such Notice of Redemption. On or after the Redemption Date, each Holder of the Convertible Shares to be redeemed shall present and surrender such Holder's certificate or certificates for such shares to the Company at the place designated in such notice and thereupon the Redemption Price of such shares shall be paid to or to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption Date (unless default shall be made by the Company in payment of the Redemption Price), all dividends on the Convertible Shares to be redeemed shall cease to accrue, such shares shall no longer be convertible into Common Shares and all rights of the Holders thereof as stockholders of the Company, except the right to receive the Redemption Price thereof upon the surrender of certificates representing the same, without interest thereon, and except to the extent such Holder is the record owner of Common Shares, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the books of the Company and such shares shall not be deemed to be outstanding for any purpose whatsoever.

                 (iii) The Company may apply toward the purchase or redemption of the Convertible Shares as herein provided any part of its surplus funds or an amount of its stated capital which shall not be greater than the stated capital represented by the shares purchased or redeemed, but under no circumstances shall the Company utilize any other funds or any further part of its stated capital toward the purchase or redemption of such stock. The purchase or redemption of any such stock shall not be made where the effect of any such purchase or redemption and application of stated capital thereto shall be to reduce the net assets of the Company below the stated capital remaining after giving effect to the cancellation of such shares, or if the Company is insolvent or would thereby be made insolvent.

                  (9) Transfer to Comply with The Securities Act of 1933. (a) The Convertible Shares represented by this Certificate and the Common Shares or any other security issued or issuable upon the conversion of this Certificate may not be offered or sold in the United States or to U.S. persons unless such securities are registered under the Securities Act of 1933, as amended, or an exemption from the registration requirements of said Act is available.

      (b) The Holder agrees that prior to the disposition of Convertible Shares represented by this Certificate, the Holder shall give written notice to the Company, expressing his intention as to such disposition. Promptly upon receiving such notice, the Company shall present copies thereof to its counsel. If, in the opinion of such counsel, the proposed disposition does not require registration of Convertible Shares represented by this Certificate under the Securities Act of 1933, as then in force, or any similar federal or state statute then in force, the Company shall, as promptly as practicable, notify the Holder of such opinion, whereupon the Holder shall be entitled to dispose of Convertible Shares represented by this Certificate, all in accordance with the terms of the notice delivered by the Holder to the Company.

                  (10) Registration of Securities. (a) As provided in the Securities Subscription Agreement and restated herein, the Company agrees to file a registration statement with the United States Securities and Exchange Commission (the "Registration Statement") to register the Common Shares into which the Convertible Shares represented by this Certificate may be converted within forty-five (45) days of the Closing Date or Date of Funding as such terms are described herein and in the Regulation S Offshore Securities Subscription Agreement, dated October , 1996, between the Company and the Holder hereof. In addition, the Company will undertake to comply with the various states securities laws and regulations with respect to the registration of said Common Shares. Holder acknowledges that the Company may be required to file post-effective amendment(s) to the Registration Statement following the date the Registration Statement is declared effective. The Company shall utilize its best efforts to file any post-effective amendments to the Registration Statement on a timely basis.

  (b) Subject to Section (10)(a) above, at all times following registration of the Common Shares and continuing until the conversion in full of the Convertible Shares and their sale by the Holder hereof following the conversion, the Company shall maintain and be current on all filings with the U.S. Securities and Exchange Commission, appropriate state securities departments and, as may be required, with the National Association of Securities Dealers, Inc. and/or national or regional stock exchanges necessary to allow the Common Shares to be freely tradable in the public market.

                (11) Notice. Any notice to be given or to be served upon any party in connection with this Certificate must be in writing, and such notice as well as the Notice of Conversion accompanied by this Certificate in the event the Holder intends to proceed with such conversion as more fully described herein, shall be sent by Federal Express or an equivalent carrier, charges prepaid and addressed to the following address:

                  If to the Company, to:

                         Continental American Transportation, Inc.
                         495 Lovers Lane Road
                         Calhoun, Georgia 30701
                         Attention:  Timothy Holstein, President
                         Telephone: (706)629-8682

                  If to the Holder to:









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



                 (12)  Incorporation  by  Reference.   All  of  the  terms  and
provisions of a certain Regulation S Offshore Securities Subscription Agreement, dated October , 1996, by and between the Holder hereof and the Company are incorporated herein by reference.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officers and sealed with the seal of the Company this day of October, 1996.
                                                     CONTINENTAL AMERICAN
                                                     TRANSPORTATION, INC.



     Corporate Seal or
      Facsimile                                        ________________________
                                                                      President



                                                       ________________________
                                                                      Secretary

























seatx10%.blk

                                   EXHIBIT I

                              NOTICE OF CONVERSION

 (To be Executed by the Registered Holder in order to Convert the Convertible
      Shares represented by Certificate No.________ into Common Shares)



     The undersigned hereby irrevocably elects to convert the Convertible Shares represented by Certificate No._______ representing 25,000 Convertible Shares into shares of Common Stock of Continental American Transportation, Inc. (the "Company") according to the conditions hereof, as of the date this Notice of Conversion and accompanying Certificate are received by the Company.



                                                       ______________________
                                                             Signature




                                                       ______________________
                                                            Name of Holder



                                                            Address:













* The original Certificate and a manually signed original of this Notice of Conversion must be received by the Company in order to fix and establish the Conversion Date.

seatx10%.blk

Exhibit 5                                         LAW OFFICES OF
                                                 JOSEPH J. TOMASEK
                                                  ATTORNEY AT LAW
                                             75-77 North Bridge Street
                                           Somerville, New Jersey 08876

                                                 November 21, 1996


Board of Directors
Continental American Transportation, Inc.
1822 Spruce Street
Philadelphia, Pennsylvania 19103

Gentlemen:

         I have acted as special counsel to Continental American Transportation, Inc. (the "Company") in connection with Amendment No. 1 to the Registration Statement on filed on Form S-3 with the Securities and Exchange Commission (the "Registration Statement"), pertaining to the registration of up to 3,118,441 shares of the Company's Common Stock, no par value, comprised of: (a) 1,968,441 Common Shares which are purchasable upon the exercise of 20 non-redeemable Common Stock Purchase Warrants being offered by certain Warrantholders of the Company (the "Warrants"); (b) 400,000 Common Shares which are issuable, subject to certain conditions as described in the Registration Statement, upon the conversion of the Company's 400,000 shares of its 10% Convertible Preferred Stock, $1.00 par value per share, and; (c) 750,000 Common Shares which are being registered on behalf of certain Selling Securityholders identified in the Registration Statement (the"Common Shares").

         In that connection, I have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (a) the Restated Articles of Incorporation and Bylaws of the Company, as amended and (b) resolutions adopted by the Board of Directors of the Company at meetings held on June 28 and November 20, 1996, respectively.

         For purposes of this opinion, I have assumed the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies. I have also assumed the genuiness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.

Board of Directors
Continental American
Transportation, Inc.
November 21, 1996
Page -2-


         Based on the foregoing, I am of the opinion that:

         (1) The Company is a corporation validity existing and in good standing under the laws of the State of Colorado.

         (2) When, as and if Amendment No. 1 (intended to be filed by the Company on November 25, 1996 via EDGAR with the Securities and Exchange Commission) to the Registration Statement previously filed on Form S-3 with the Securities and Exchange Commission (the "SEC") via EDGAR on July 26, 1996, by the Company becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, and subject to compliance with applicable state securities laws, the Common Shares will be duly authorized and validly issued.

         I hereby consent to the filing of this opinion as exhibit 5 to Amendment No. 1 to the Registration Statement, and to the reference to me under the section entitled "Legal Opinions" in the Registration Statement.
                                                     Very truly yours,

                                                     s/Joseph J. Tomasek

                                                     Joseph J. Tomasek, Esq.

























cat-attn.s-3

Exhibit 23(b)                          Rosenberg Rich Baker Berman & Company
                                                 380 Foothill Road
                                           Bridgewater, New Jersey 08807




                                           Independent Auditors' Consent




To the Board of Directors and Stockholders of Continental American Transportation, Inc. and Subsidiaries


We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement of Continental American Transportation, Inc. and Subsidiaries (the "Company") on Form S-3, to be filed with the Securities and Exchange Commission on November 25, 1996 (the "Registration Statement") of (1) our report dated October 11, 1996, appearing in the Annual Report on Form 10-KSB of the Company for the year ended June 30, 1996; (2) our reports dated March 1, 1996 appearing in Amendment No. 2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 1996, and; (3) to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


                                       ROSENBERG RICH BAKER BERMAN & COMPANY
                                      s/Rosenberg Rich Baker Berman & Company



Bridgewater, New Jersey
November 21, 1996





audcons2.s-3

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